Exhibit 10.4

AMENDMENT NO. 1

ENCISION INC.

1997 STOCK OPTION PLAN

This Amendment No. 1 is effective as of July 24, 2002 with respect to the 1997 Stock Option Plan (the “Plan”) of Encision Inc. (the “Company”).

The Board of Directors of the Company recommended and the shareholders of the Company approved on July 24, 2002 an amendment to Section 6.1 of the Plan to increase the aggregate number of shares of Common Stock that may be issued under Options granted under the Plan from 800,000 to 900,000.

All defined terms not otherwise defined herein shall have the meaning set for in the Plan.

The Plan is hereby amended as follows:

1. Section 6.1 of the Plan is amended by deleting “800,000” and inserting in lieu thereof “900,000.”

Except as amended hereby, the Plan is unchanged and remains in full force and effect.